Exhibit 99.1
LIBERTY GLOBAL EUROPE LIMITED
and
MIRANDA CURTIS

EXECUTIVE SERVICE AGREEMENT

THIS AGREEMENT is made on November 30, 2006
BETWEEN:-
(1)	Liberty Global Europe Ltd, a limited liability company duly organised and existing under the laws of England and Wales, whose registered office is at Michelin House, 81 Fulham Road, London, SW3 6RD, United Kingdom (the “Company”); and

(2)	Miranda Curtis of 12 Devereux Lane, London, SW13 8DA, United Kingdom (the “Executive”).
THE PARTIES AGREE AS FOLLOWS:
1	DEFINITIONS

In this agreement unless the context otherwise requires:-

1.1	“Board” means the Board of Directors for the time being of Liberty Global, Inc (“LGI”) and includes any committee or nominee of the Board of Directors duly appointed by it.

1.2	“Group Company” means any holding company from time to time of the Company or any subsidiary from time to time of the Company or of any such holding company (other than the Company) (for which purpose “subsidiary” and “holding company” shall have the meanings given to them in Section 736 of the Companies Act 1985). For the purposes of this agreement, LGI and its subsidiaries and divisions, including Liberty Global Japan, a division of LGI and all subsidiaries included in such division, are deemed to be within the scope of this definition.

1.3	“Group” means the Company and the Group Companies.

1.4	“Supervisor” means the current CEO and President of LGI or his successor in equivalence.

1.5	“Working Day” means a day other than a Saturday, Sunday or public holiday in England.

2	APPOINTMENT AND NOTICE PERIOD

2.1	The Company shall engage the Executive and the Executive shall serve the Company as hereinafter provided (the “Appointment”). The Appointment shall commence on 1 November 2006 and shall, subject to clause 12 and the following provisions of this clause 2.1, continue unless and until terminated by either party giving to the other not less than 6 months previous notice in writing. In addition to its rights under clause 12, the Company may in its absolute discretion choose to terminate the Appointment at any time on less than 6 months’ notice to the Executive and make the payment in lieu of notice contemplated by clause 2.3.2. In such circumstances where the Company has exercised its discretion to terminate the Appointment under the immediately preceding sentence and made such a payment, any equity awards (including, without limitation, options, stock appreciation rights, and restricted shares or units) then held by Executive with respect to equity in the Group will continue to vest after the termination of the Appointment over the shorter of 6 months and any unexpired period of notice as at the date the Appointment terminates.

2.2	The Executive’s period of continuous employment with the Group or its predecessor companies began on 1 September 1989.

2.3	Subject to clause 2.4, if the Company terminates the Appointment, other than in circumstances where clause 12 applies, the Executive shall be entitled to:
2.3.1	a lump sum payment in cash equivalent to the Executive’s basic salary and benefits (as defined in clause 2.5) over 6 months; and

2.3.2	if less than 6 months notice of termination has been given, an additional cash payment equivalent to the Executive’s basic salary and benefits (as defined in clause 2.5) for the period equal to 6 months less the amount of notice given.
2.4	Any payments under clause 2.3 and, if applicable, the continued vesting of equity awards under the last sentence of clause 2.1 shall be made in full and final settlement of all and any claims arising out of or in connection with the Executive’s employment or its termination and are conditional upon the Executive (and her legal adviser as necessary) signing a compromise agreement giving effect to this, such agreement to be in a form prepared by the Company and agreed with the Executive (such agreement not to be unreasonably withheld or delayed). If notwithstanding such agreement the Executive or anyone acting on her behalf brings a claim arising out of or in connection with her employment or its termination the Executive shall repay upon demand to the Company any payments made under clause 2.3. Such repayment shall be recoverable by the Company as a debt.

2.5	For purposes of the foregoing provisions of this clause 2, the term “benefits” refers solely to those benefits identified in clauses 7 and 8 and shall not include any equity awards held by Executive with respect to equity in the Group or any bonuses or performance awards under any annual or longer term bonus or incentive plan. The Executive’s rights with respect to any such equity awards, bonuses or performance awards shall be governed solely by the terms of the applicable plan under which they were awarded and the applicable award agreement.

3	DUTIES

3.1	The Executive shall serve as President of Liberty Global Japan and as an officer and/or director of such companies as her Supervisor shall direct and shall carry out such duties and exercise such powers in relation to the Company or any Group Company as may from time to time be assigned or vested in her by her Supervisor. During the Appointment the Executive shall well and faithfully serve the Company and the Group and use her best endeavours to promote the interests of the Company and the Group.

3.2	The Executive’s working hours are from 9.00 am to 6.00 pm Monday to Friday plus such additional hours as may be necessary for the proper performance of the Executive’s duties.

3.3	The Executive’s normal place of work shall be London.

3.4	The Executive may be required in pursuance of her duties hereunder:-
(a)	to perform services not only for the Company but also for any Group Company;

(b)	to travel to such places whether in or outside the United Kingdom by such means and on such occasions as the Company may require and in particular to Japan and the United States of America;

(c)	to make reports to her Supervisor(s) and/or the board of any Group Company on any matters concerning the affairs of the Company or any Group Company as it or they may reasonably require.

3.5	Notwithstanding the foregoing or any other provision of this agreement, if notice has been given by either the Company or the Executive under clause 2.1 the Company shall not be under any obligation to vest in or assign to the Executive any powers or duties and may at any time require the Executive to perform:-
(a)	all her normal duties;

(b)	a part only of her normal duties and no other duties;

(c)	such duties as it may reasonably require and no others;

(d)	no duties whatever;
and may from time to time suspend or exclude the Executive from the performance of her duties and/or from all or any premises of the Company without the need to give any reason for so doing but her salary will not cease to be payable (in whole or in part) nor will she cease to be entitled to any other benefits hereunder by reason only of such requirement as mentioned in paragraphs 3.5(b) to 3.5(d) of this clause or such suspension or exclusion (unless or until her Appointment shall be terminated).
4	HOLIDAY ENTITLEMENT

During the Appointment the Executive shall be entitled to 25 working days’ holiday (in addition to public holidays in England) in each calendar year January to December at full salary to be taken at such time or times as may be approved by the Executive’s Supervisor. Holidays can only be carried over to the subsequent year with the prior approval of the Executive’s Supervisor (and such carry-over shall not exceed 5 days). Upon the termination of the Appointment either the Executive shall be entitled to receive payment in lieu of accrued holidays not taken at that date (provided that such termination is not pursuant to clause 12) or the Company shall be entitled to make a deduction from the Executive’s remuneration in respect of holidays taken in excess of the accrued entitlement.

5	REMUNERATION

5.1	During the Appointment, as remuneration for her services hereunder, the Executive shall be paid a fixed salary at the rate of £422,200 gross per annum payable in equal monthly instalments in arrears on or before the last working day of each calendar month.

5.2	The salary shall be reviewed along with the Executive’s performance in each calendar year. There shall be no obligation on the Company to increase the salary. For the avoidance of any doubt the Company is not entitled to decrease the Executive’s salary.

5.3	The Executive’s salary and/or any other sums due to her under this agreement shall be subject to such deductions as may be required by law to be made (including, without limitation, tax and national insurance deductions). The Executive authorises the Company to deduct from her salary and/or any other sums due to her under this agreement any sums due from her to the Company or any Group Company.

5.4	If with effect from 1 November 2006 some or all of the Executive’s salary and/or other sums due to her in the course of her continuous employment with the Company are subject to any non-UK tax liability (“Foreign Tax”), the Company will pay directly, or reimburse the Executive for any such Foreign Tax, to the extent such Foreign Tax increases the Executive’s taxes over and above that which she would have paid in the UK had the Executive been taxed solely in the UK.

If with effect from 1 November 2006 any business expenses which are paid by the Company on behalf of or reimbursed to the Executive subject the Executive to additional UK tax liability on such business expenses because of work carried on outside the UK then, in such circumstances, the Company shall pay directly, or reimburse the Executive for, any additional tax and related social security (e.g. National Insurance) cost which is incurred by the Executive in respect of such business expenses.

If there is a tax and national insurance liability for the Executive in respect of such reimbursement or payment by the Company under this clause 5.4, the Company shall reimburse the Executive in respect of such liability, thereby paying her a sum of money which, after tax and national insurance, is equivalent to that liability.

6	EXPENSES/COMPANY EQUIPMENT

6.1	The Executive shall be entitled to recover all reasonable travelling, hotel and other expenses incurred in connection with the performance of the duties hereunder, which expenses shall be evidenced in such manner as the Company may specify from time to time and are subject to compliance with the Company’s business expense policy. The Executive agrees to repay to the Company any amounts she owes the Company.

6.2	The Executive may be provided equipment to utilise during her employment with the Company and agrees to return such equipment to the Company as and when demanded. The Executive agrees to repay to the Company any charges for damage done to any equipment (excluding normal wear and tear). In the event any equipment is not returned it will be given a fair market value, which the Executive agrees to repay to the Company on demand. These repayment obligations are without prejudice to any other legal remedies that the Company may have.

6.3	The Company reserves the right to make deductions from the Executive’s salary and/or any other sums due to her under this agreement in respect of any sums due to be repaid by her under clauses 6.1 and 6.2.

7	PENSIONS

7.1	Subject to 7.2 the Executive will be eligible to participate in the Liberty Global Europe Limited Group Personal Pension Plan, as exists from time to time.

7.2	Contributions by the Company will be in compliance with the Company’s policy on pensions contributions as amended from time to time.

8	BENEFITS/COMPANY CAR

8.1	The Executive and her family are entitled to become members of the Company’s Private Medical Insurance scheme and Dental Insurance Scheme subject to the rules of the schemes as amended from time to time provided that, as far as is reasonably practicable, the current level of benefit shall not be decreased materially. For the Medical Insurance Scheme, all monthly premiums will be borne by the Company. With regards to the Dental Insurance Scheme, only the monthly premiums for the Executive will be borne by the Company. Full details of the schemes are available from Human Resources.

8.2	The Executive may participate in the Company’s Permanent Health Insurance scheme subject to the rules of the scheme as amended from time to time provided that, as far as is reasonably practicable, the current level of benefit shall not be decreased materially. Full details of the scheme are available from Human Resources.

8.3	The Company will provide the Executive with group life assurance cover, subject to the rules of the scheme as amended from time to time provided that, as far as is reasonably practicable, the current level of benefit shall not be decreased materially. Full details of the scheme are available from Human Resources.
8.4	Subject to any terms and conditions of the Company’s car policy as may be amended from time to time, to assist the Executive in the performance of her duties the Company shall during the Appointment provide the Executive with a car allowance appropriate to her level payable monthly in arrears (subject to such deductions as may be required by law to be made (including without limitation, tax and national insurance deductions)).

9	CONFIDENTIAL INFORMATION/TRADE SECRETS/NON-COMPETITION

The Executive shall be subject to the Company’s policy in respect of confidential information and trade secrets and non-competition as set out in Schedule 1 attached.

10	INVENTIONS AND CREATIVE WORKS

10.1	The Executive acknowledges that because of the nature of her duties and the particular responsibilities arising as a result of such duties which she owes to the Company and the Group Companies she has a special obligation to further the interests of the Company and the Group Companies. In particular the duties of the Executive may include reviewing the products and services of the Company and Group Companies with a view to improving them by new and/or original ideas and inventions and implementing such improvements.

10.2	The Executive shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or any of the Group Companies made by the Executive in the course of her employment whether or not in the course of her duties. The Executive acknowledges that the intellectual property rights subsisting or which may in the future subsist in any such ideas, inventions or works created by her in the course of her employment will, on creation, vest in and be the exclusive property of the Company and where the same does not automatically vest as aforesaid, the Executive shall assign the same to the Company (upon the request and at the cost of the Company). The Executive hereby irrevocably waives any rights which she may have in any such ideas, inventions or works which are or have been conferred upon her by chapter IV of part I of the Copyright, Designs and Patents Act 1988 headed “Moral Rights”.

10.3	The Executive hereby irrevocably appoints the Company to be her attorney in her name and on her behalf to execute and do any such instrument or thing and generally to use her name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 10 and acknowledges in favour of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

11	CODE OF BUSINESS CONDUCT

The Executive shall be subject to the Company’s Code of Business Conduct issued by the Company to her from time to time, the current version of which is set out in Schedule 2.

12	TERMINATION BY EVENTS OF DEFAULT

12.1	The Appointment shall be subject to summary termination at any time by the Company by notice in writing if the Executive shall:-

(a)	have committed any serious breach or (after warning in writing) any repeated or continued material breach of the obligations hereunder; or

(b)	have committed an act of gross misconduct in connection with the performance of her duties, as determined by the Board, or have demonstrated habitual negligence in the performance of her duties, as determined by the Board; or

(c)	shall have been guilty of any act of dishonesty or serious misconduct or any conduct which in the reasonable opinion of the Board tends to bring the Executive, the Company or any of the Group Companies into disrepute including but not limited to any serious breach of the Company’s Code of Business Conduct as set out in Schedule 2; or

(d)	be convicted of any criminal offence (excluding an offence under the road traffic legislation in the United Kingdom or elsewhere for which the Executive is not sentenced to any term of imprisonment, whether suspended or not ); or

(e)	be incapacitated during the Appointment by ill-health or accident from performing her duties hereunder for an aggregate of 130 working days or more in any period of 12 months provided that this clause 12.1(e) shall not apply if using it would deprive the Executive of any permanent health insurance benefits under clause 8.2.
12.2	Any delay by the Company in exercising such right of termination shall not constitute a waiver thereof provided such delay does not extend beyond 12 months.

13	INCAPACITY
13.1	If the Executive shall be incapacitated during the Appointment by ill-health or accident from performing her duties hereunder for an aggregate of 130 working days or more in any period of 12 months the Company may by written notice to the Executive forthwith (or as from a future date specified in the notice) discontinue payment in whole or part of the remuneration and benefits under this Agreement until such incapacity shall cease or (whether or not her remuneration and benefits shall have been discontinued as aforesaid) terminate pursuant to clause 12.1 (e) the Appointment provided that the Company shall, except where the Appointment has been terminated, take all reasonable steps to ensure that the Executive receives benefits pursuant to clauses 8.1, 8.2 and 8.3. Subject as aforesaid the said remuneration and benefits shall continue to be payable to the Executive notwithstanding such incapacity, but the Company shall be entitled to set off or deduct therefrom the amount of any sickness or other benefit to which the Executive is entitled under Social Security legislation for the time being in force. If requested by the Company, doctor’s certificates must be obtained for any period of incapacity due to sickness or injury of more than 7 days (including weekends).
13.2	It is a condition of the Executive’s employment that the Executive consents to an examination by a doctor nominated by the Company should the Company so require.
13.3	If the Executive’s absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by the Company to the Executive under this clause 13 shall be reimbursed by the Executive as follows: Executive shall:
(a)	immediately notify the Company of all the relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection therewith;

(b)	if the Company so requires, refund to the Company such sum as the Company may determine, not exceeding the lesser of:
(i)	the amount of damages recovered by the Executive under any compromise settlement or judgment; and

(ii)	the sums advanced to the Executive by the Company in respect of the period of incapacity.
14	OBLIGATIONS UPON TERMINATION
Upon the termination of the Appointment howsoever arising the Executive shall:-
14.1	at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from:-
(a)	all offices and directorships held in the Company or any of the Group Companies;

(b)	all directorships held in any entity in which the Company or a Group Company is a shareholder or investor if she had been nominated for such directorship by the Company or a Group Company; and

(c)	membership of any organisation and any office in any other company acquired by reason of or in connection with the Appointment;
and should she fail to do so the Company is hereby irrevocably appointed to be the Executive’s Attorney in her name and on her behalf to execute any documents and to do any things necessary or requisite to give effect to this clause; and
14.2	deliver to the Company all documents (including, but not limited to, correspondence, lists of clients or customers, notes, memoranda, plans, drawings and other documents of whatsoever nature and all copies thereof) made or compiled or acquired by the Executive during the Appointment and concerning the business, finances or affairs of the Company or any of the Group Companies or customers together with all other property of or relating to the business of the Company or any of the Group Companies which may be in the Executive’s possession or under the Executive’s power or control.

15	RECONSTRUCTION AND AMALGAMATION

If at any time the Executive’s employment is terminated in connection with any reconstruction or amalgamation of the Company or any of the Group Companies whether by winding up or otherwise and the Executive receives an offer on terms which (considered in their entirety) are not less favourable to any material extent than the terms of this agreement from a company involved in or resulting from such reconstruction or amalgamation the Executive shall have no claim whatsoever against the Company or any such company arising out of or connected with such termination.

16	NOTICES

Any notice to be given hereunder shall be in writing. Notices may be given by either party by personal delivery or post or by fax addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) her last known address and any such notice given by letter or fax shall be deemed to have been served at the time at which the letter was delivered personally or transmitted or if sent by post would be delivered in the ordinary course of first class post.

17	PREVIOUS CONTRACTS

17.1	This agreement is in substitution for any previous contract of service between the Company or any of the Group Companies and the Executive which shall be deemed to have been terminated by mutual consent as from the commencement of the Appointment. No existing agreement between the Executive and any Group Company evidencing equity, bonus or performance awards shall be deemed a “contract of service” for purposes of this clause 17.1.

17.2	The Executive hereby warrants and represents to the Company that she will not, in entering into this agreement or carrying out her duties hereunder, be in breach of any terms of employment whether express or implied or any other obligation binding upon her.

18	PROPER LAW

This agreement shall be governed and construed in all respects in accordance with English law.

19	CONSTRUCTION

19.1	The headings in this agreement are inserted for convenience only and shall not affect its construction.

19.2	Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

20	STATUTORY INFORMATION, POLICIES AND SCHEDULES

20.1	This agreement constitutes a written statement as at the date hereof of the terms of employment of the Executive in compliance with the provisions of the Employment Rights Act 1996.

20.2	There are no collective agreements applicable to the Executive.

20.3	The grievance, disciplinary and dismissal procedures applicable to the Executive are set out on the Company’s intranet.

20.4	If the Executive is dissatisfied with any disciplinary or dismissal decision relating to her she should apply in writing to the Vice President, Human Resources in accordance with the procedure set out in the Company’s disciplinary and dismissal procedure. Any application for the purpose of seeking redress of any grievance relating to the Executive’s employment should be made in writing to her Supervisor, or, if the Executive’s grievance concerns her Supervisor, to the Vice President, Human Resources in accordance with the procedure set out in the Company’s grievance procedure. Further details are given in the relevant procedures which are not contractually binding on the Company and, except as expressly stated in the procedures, do not form part of the Executive’s terms and conditions of employment.

20.5	The Executive shall comply with all of the Company’s and LGI’s rules, regulations and policies in force from time to time that apply generally to employees of the Company who are executive officers of LGI.

20.6	This agreement together with Schedules 1 and 2 constitute the entire agreement between the Executive and the Company.

21	DATA PROTECTION

The Executive consents to the Company or any Group Company holding and processing both electronically and in hard copy form any personal and sensitive data relating to the Executive for the purposes of Executive-related administration, processing the Executive’s file and management of the Group’s business, for compliance with procedures, laws and regulations applicable to the Company or any Group Company and for providing data to external suppliers who administer the Executive’s benefits solely for the purpose of providing the Executive with those benefits. It may also be necessary for the Company to forward such personal and sensitive information to other offices it may have or to another Group Company outside the European Economic Area where such a company has offices for storage and processing for administrative purposes and the Executive consents to the Company doing so as may be necessary from time to time.
IN WITNESS whereof this agreement has been executed on the date stated on the first page of this agreement.

Signed as a deed by the said	)
MIRANDA CURTIS	)	/s/ Miranda Curtis
in the presence of:-)

Signed by TON TUIJTEN	)
Duly authorised for and on behalf of	)
LIBERTY GLOBAL EUROPE LTD.	)	/s/ Ton Tuijten
in the presence of:-)

SCHEDULE 1
TRADE SECRETS, CONFIDENTIAL INFORMATION AND NON-COMPETITION
During the Appointment, the Executive will acquire knowledge of confidential and propriety information regarding, among other things, the Company’s and the Group’s present and future operations, customers and suppliers, pricing and bidding strategies, and the methods used by the Company, the Group and executives of the Company or any Group Company.
Therefore, the Executive hereby agrees to the following:
A.	During the Appointment and after the termination of the Appointment the Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined below, that the Executive may acquire during the Appointment for so long as such information remains a trade secret. The term “Trade Secret” as used in this agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers which:
(1)	derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and

(2)	is the subject of reasonable efforts by the Company or any Group Company to maintain its confidentiality.
B.	In addition to A above and not in limitation thereof, the Executive agrees that, during the Appointment and for a period of 2 years after termination, the Executive will hold in a fiduciary capacity for the benefit of the Company and the Group, and shall not directly or indirectly use or disclose, any Confidential or Proprietary information, as defined below, that the Executive may have acquired (whether or not developed or compiled by the Executive and whether or not the Executive was authorised to have access to such information) during the term of, in the course of or as a result of the Appointment. The term “Confidential or Proprietary Information” as used in this agreement means any secret, confidential, or proprietary information of the Company or any Group Company not otherwise included in the definition of “Trade Secret” above and does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the client to which such information pertains.
C.	1. In this Section C
1.1	“Restricted Business” means those of the businesses of the Company and any Group Company at the time of the termination of the Appointment with which the Executive was involved to a material extent during the period of 12 months ending on the date of the termination of the Appointment;

1.2	“Restricted Customer” means any firm, company or other person who, during the period of 12 months ending on the date of the termination of the Appointment, was a customer of or in the habit of dealing with the Company or any Group Company and with whom the Executive had contact or about whom the Executive became aware or informed in the course of the Appointment; and

1.3	“Restricted Executive” means any person who, at the date of the termination of the Appointment, either:-

(a)	was employed by the Company or any Group Company at a level at least equal to the Executive and was a person with whom the Executive had material contact; or

(b)	was employed by the Company or any Group Company and reported to the Executive directly or indirectly at any time during the 12 months prior to the termination of the Appointment.
2.	The Executive will not, for a period of 6 months after the termination of the Appointment, solicit or endeavour to entice away from the Company or any Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business.

3.	The Executive will not, for a period of 6 months after the termination of the Appointment, provide goods or services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with any Restricted Business.

4.	The Executive will not, for a period of 6 months after the termination of the Appointment, in the course of any business concern which is in competition with any Restricted Business solicit or endeavour to entice away from the Company or any Group Company any Restricted Executive or employ or otherwise engage the services of, whether as Executive, consultant, or otherwise, any Restricted Executive.

5.	The obligations imposed on the Executive by this Section C extend to the Executive acting not only on the Executive’s own account but also on behalf of any other firm, company or other person and shall apply whether the Executive acts directly or indirectly.
D.	The covenants contained in this Schedule shall inure to the benefit of the Company, every Group Company and their respective successors.

SCHEDULE 2
LIBERTY GLOBAL, INC.
Code of Business Conduct
effective as of June 15, 2005;
amended and restated as of September 9, 2005
Introduction
Liberty Global, Inc. (“Liberty Global”), is committed to conducting its business with honesty and integrity. This Code of Business Conduct (this “Code”) is designed to fulfill this mandate. It is also intended to help each of us focus on the duty we owe to each other, to Liberty Global’s stockholders and to others with whom we do business to conduct ourselves honestly and ethically. This Code applies to each of Liberty Global and to all other companies in which Liberty Global directly or indirectly owns and has the right to vote shares or other interests representing more than 50% of the voting power of such companies (the “Controlled Companies”) with respect to the election of directors or similar officials, and to the directors, officers and employees thereof (referred to collectively as “employees”). Any reference to “the Company” in this Code includes Liberty Global and its Controlled Companies unless otherwise indicated. Notwithstanding the foregoing, unless otherwise determined by the Board of Directors of Liberty Global, this Code does not apply to (i) any Controlled Company and its employees if the Controlled Company is an “issuer” as defined in Section 2(a)(7) of the Sarbanes-Oxley Act of 2002 (generally, a company that files disclosure documents with the Securities and Exchange Commission (“SEC”)), or (ii) any other Controlled Company that is excluded from the application of the Code by the Board of Directors of Liberty Global; provided, however, that such Controlled Company has its own code of business conduct or one or more equivalent policies, which have been approved by its board of directors. Company Assets
Company assets should be safeguarded and used for Company business only, except (when properly authorized) for limited personal use that does not interfere with the Company’s business. This includes protection of the Company’s physical facilities, office equipment (for example, all computer-related equipment, furniture and supplies), computer software, records, intellectual property rights and third party information. We also must safeguard the Company’s trademarks and other proprietary information, as discussed in the section “Confidential Information.”
Compliance with Laws
In conducting our business, the Company and every employee must obey and comply with applicable laws, rules and regulations. It is your job to be aware of those rules and to comply with the legal requirements affecting you and your job.
Our obligation to comply with applicable legal requirements means, among other things, that we will comply with laws applicable to the buying and selling of securities. In the course of your employment or service with the Company, you may become aware of material non-public information about the Company or one of its vendors, customers or other companies with which the Company may have dealings. Information is “material” if it might be useful to an investor in deciding to buy or sell securities of the company in question. Persons who have access to such information are often referred to as “insiders.” You should only discuss material non-public information with other employees on a limited, “need to know” basis. You should not share such information with others outside the Company, including family or friends, other than persons, such as outside counsel and others engaged by the Company to provide assistance, and then only on a “need to know” basis.
You should not trade, for yourself or for others, in securities of a company, including the Company, if you are in possession of material non-public information about that company, and should not share (sometimes referred to as “tipping”) such information with others (this includes family and friends). “Insider trading” and “tipping” are serious violations of law and can result in severe sanctions, including criminal penalties.
If you have any questions regarding compliance with these laws and principles, please call your Corporate Compliance Contact Person immediately. Remember that compliance with this Code is your responsibility.
Confidential Information
You shall not, during or after your employment or service as a director with the Company, disclose to or use for the benefit of any person or entity other than the Company, any Company confidential information that you develop or receive during employment or service. “Confidential information” refers to information that is not available to the public. For example, Company confidential information includes:
•	trade secrets, research and development information, product and marketing plans;
•	personnel data, financial data, product and service specifications, prototypes, software, models, business planning models, customer lists;
•	information relating to current and future business plans, strategies and methods, divestitures, mergers,

acquisitions and marketing and sales plans and data;
•	technical and engineering information; and
•	other information relating to the Company, its subsidiaries or its customers.
If you are unsure about the confidential nature of specific information you must ask your supervisor or Corporate Compliance Contact Person for clarification. You must return to the Company all Company confidential information when your employment ends.
You should use reasonable care to protect the confidentiality of all Company confidential information, and should not disclose Company confidential information, except when disclosure is authorized or legally required. This means that you should exercise care when discussing Company matters in the presence of third parties, and should contact your Corporate Compliance Contact Person before disclosing Company confidential information to a third party. Company confidential information should never be disclosed for personal profit or for the advantage of yourself or anyone else.
Also, you should not accept or authorize another employee to accept any confidential information from any third party without approval of your supervisor or Corporate Compliance Contact Person. If you have third party confidential information, you must take care to observe the terms of any agreement under which such confidential information has been received from the third party, and not to violate the rights of the third party. This includes using software and information only in accordance with applicable licenses or other rights of use. Particular care should be taken when dealing with competitors and former employees. You must never knowingly request, accept, use or disclose, or authorize another employee to do so, the confidential information of these parties unless you have consulted with your supervisor or Corporate Compliance Contact Person. In addition, you may not disclose, or induce any other employee to disclose, any former employer’s confidential information, or ask a third party to violate a non-compete or non-disclosure agreement.
In conducting our business, the Company and each employee must comply with laws and other legal requirements governing rights to and protection of patents, copyrights, trademarks, trade secrets and other forms of intellectual property owned by the Company and third parties.
Revealing confidential information of the Company or of a third party, knowingly or unknowingly (such as through casual conversation), is a violation of the standards contained in this Code.
Conflicts of Interest
You must avoid any situation that involves or may involve a conflict between your personal interest and the interest of the Company. A conflict of interest occurs when personal interests interfere with your ability to (i) exercise good judgment concerning the best interests of the Company as a whole or (ii) do your job at the Company in a way that is in the best interest of the Company as a whole. You may not use Company property, information or position for personal gain, including by taking for yourself business opportunities that are discovered through the use of Company property, information or position. You must make prompt and full disclosure in writing to senior management of any potential conflict of interest situation and receive written approval from senior management regarding the situation. You should avoid even the appearance of such a conflict.
Examples of conflict situations include:
•	Ownership, directly or indirectly (including through family members), of more than a modest financial interest in any outside entity that does or seeks to do business with the Company or a competitor of the Company.
•	Serving as a director, officer, partner, consultant, or in a managerial or technical capacity with an outside entity that does or is seeking to do business with the Company or a competitor of the Company.
•	Acting as a broker, finder, go-between or otherwise for the benefit of a third party in transactions involving or potentially involving the Company or its interests.
•	Buying or selling assets to/from the Company.
•	Using Company-owned assets for other than Company-related business.
•	Business relationships between the Company and any person who is a relative or personal friend or an entity controlled by any such person.
•	Competing or preparing to compete with the Company while still employed by the Company.
There are other situations in which a conflict of interest may arise. If you have any question regarding whether a type of action may create a conflict of interest situation, you should consult your Corporate Compliance Contact Person. Also, if you become aware of any transaction or relationship that could reasonably be expected to give rise to such a conflict of interest, or if you have concerns about any situation, follow the steps outlined in the section “Reporting Ethical Violations.”
Any transaction or other conflict of interest situation involving an employee, if fully disclosed and approved by an appropriate Company decision-maker designated by the Company, will not be deemed to violate this Code. If the situation in question involves a transaction required to be disclosed by Liberty Global pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the SEC, the transaction must be approved by the Audit

Committee of the Board of Directors of Liberty Global or another independent body of that Board. Item 404 generally covers transactions involving Liberty Global or one of its subsidiaries in which a director or executive officer of Liberty Global, a nominee for director, a record or beneficial owner of more than 5% of any class of Liberty Global’s voting securities or the immediate family of any of the foregoing persons has an interest.
Fraudulent Activities
Fraudulent Activities encompass an array of irregularities and illegal acts characterized by intentional deception. Fraud can be perpetrated by persons outside as well as inside the Company. No one has the authority to commit illegal acts related to the Company. Fraudulent activities include acts that are not only a detriment to the Company, but also a detriment to third parties. Engaging in any act that involves fraud, theft, embezzlement or misappropriation of any property, including that of the Company, or any of its employees, suppliers or customers is strictly prohibited. It is the Company’s policy to ensure that incidents of fraud related to the Company are promptly investigated, reported and, where appropriate and authorized by applicable law, prosecuted. Some examples of fraudulent conduct are:
•	Falsification of financial records such as valuation of transactions, amount of income/loss, or failure to disclose financial information;
•	Acceptance of bribes or kickbacks, see the Section “Gifts, Entertainment and Bribes”;
•	Diversion of potentially profitable transactions outside the Company;
•	Claims submitted for services or goods not actually provided to the Company or a third party;
•	Embezzlement; and
•	Intentional concealment or misrepresentation of events or information, including expense reimbursement.
Work Conduct
Conduct that interferes with operations of the Company, discredits the Company, or is offensive to third parties or coworkers will not be tolerated. You are expected to observe the highest standard of conduct in your relationships with other employees, shareholders, suppliers, government officials and the general public in order to represent the best interests of the Company. Appropriate employee conduct includes:
•	Refraining from behavior or conduct which is contrary to the Company’s best interests;
•	Reporting to management suspicious, unethical, or illegal conduct by coworkers or suppliers; and
•	Reporting to management any threatening or potentially violent behavior by coworkers.
The following conduct violates the standards contained in this Code:
•	Engaging in or threatening any acts in violation of the Company’s Workplace Violence Policy or Harassment Policy applicable to your business unit;
•	Committing any illegal act, except minor traffic offenses;
•	Being under the influence of alcohol, an intoxicant, illegal drug or narcotic while at work; having possession of, selling, giving or circulating alcohol, drugs or sources of drugs, intoxicants or narcotics to other employees. Moderate alcohol consumption at events provided by the Company is, however, permissible;
•	Stealing, destroying, defacing, or misusing Company property or another employee’s property;
•	Misusing Company communications systems, including electronic mail, computers, Internet access, and telephones. Misuse includes excessive personal telephone calls or emails;
•	Disobedience or insubordination, or the use of abusive, threatening, or obscene language; and
•	Failing to comply with any Company policy applicable to your business unit.
The examples of prohibited behavior described above are not intended to be an all-inclusive list. Conduct prohibited by this Code may also constitute an illegal act, which can result in criminal prosecution.
Gifts, Entertainment and Bribes
The Company expects you to conduct the Company’s business with integrity and to comply with all applicable laws in a manner that excludes considerations of personal advantage or gain. Employees shall maintain the highest ethical standards in the conduct of Company affairs.
•	Other than for modest gifts given or received in the normal course of business (including travel or entertainment), neither you nor your relatives may give gifts to, or receive gifts from, persons doing business with the Company. Other gifts may be given or accepted only with prior approval of your senior management. No gifts may be given or received unless doing so is in compliance with applicable law, does not violate any company policy applicable to the giver or receiver and is consistent with accepted business practice and customs. In no event should you put the Company or yourself in a position that would be embarrassing if the gift was made public. In addition, you should refrain from taking or receiving gifts in circumstances that may give arise to an actual or apparent conflict of interest;
•	No gifts or business entertainment of any kind may be given to any government official without the prior approval of the applicable Corporate Compliance Contact Person. For such approval to be given, the gift must be in compliance with this Code and not in violation of the U.S. Foreign Corrupt Practices Act or the Company’s policies with respect thereto. The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain or retain business;
•	Subject to the foregoing, appropriate business entertainment in connection with business discussions or the development of business relationships is generally acceptable. Notwithstanding the foregoing, any entertainment that would cause a feeling or expectation of personal obligation should not be extended or accepted; and
If an employee has any question regarding the type of gift or entertainment to be given or received, he or she should consult with the applicable Corporate Compliance Contact Person.
Any employee, who offers, pays, solicits or receives any form of bribe, payoff, unlawful gratuity or kickback will be subject to appropriate disciplinary action consistent with relevant laws and regulations and, if warranted, will be reported to the appropriate authorities. A kickback or bribe includes any item intended to improperly obtain favorable treatment. In addition to being a violation of this Code, such conduct may subject the Company and the involved individuals to criminal penalties.
Political Contributions
The laws of various jurisdictions to which the Company is subject prohibit or limit the making of political contributions by a corporation. In the case of U.S. federal law, for example, a corporation is prohibited from making any contribution to any candidate for federal office. This prohibition includes direct and indirect payments, regardless of whether they are given in cash, goods, services or by allowing a candidate to use the corporation’s facilities or equipment. Because of the complexity of these laws, no employee is authorized to make or solicit political contributions on behalf of or in the name of the Company or with Company funds without the prior approval of the applicable Corporate Compliance Contact Person. You may, however, engage in political activity with your own resources on your own time.
Disclosure
The Company is subject to extensive and complex accounting requirements. All of the Company’s books, records, accounts and financial statements should be maintained in reasonable detail, should appropriately reflect the Company’s transactions and should conform both to applicable legal requirements and to the Company’s system of internal controls.
Any filing by the Company with the SEC, as well as other public disclosures by or on behalf of the Company, should be timely and understandable and should be fair, accurate and complete in all material respects.
No employee should take any action intended to influence the Company’s auditors in an improper manner or to influence the conduct of an audit of Company financial statements. Each employee involved in the Company’s disclosure process should be familiar with, and should comply with, the Company’s disclosure controls and procedures, including internal controls over financial reporting, in each case to the extent relevant to the employee’s responsibilities, so that the reports and other documents filed by the Company with the SEC will comply in all material respects with applicable federal securities laws and SEC rules. Each employee having authority regarding those SEC filings or other public communications concerning the Company’s business, results of operations, financial condition or prospects should consult with other Company employees and take other appropriate steps to assure, to the extent possible, that such disclosures will be made in a timely fashion and, when made, will be accurate and complete in all material respects.
Reporting Ethical Violations
If you become aware of a suspected ethical violation, whether before or after it has occurred, you must promptly report it to your Corporate Compliance Contact Person. You may also discuss these matters with an immediate supervisor, a human resources manager or a member of the legal department of your business unit if different from the Corporate Compliance Contact Person. If you still are concerned after speaking with such person or feel uncomfortable speaking with such person (for whatever reason), you may contact the General Counsel of Liberty Global. Violations or any concerns or questions about potential violations relating to accounting, internal control or auditing matters should be reported promptly to a member of the Company’s Internal Audit Department, the Vice President, Compliance of Liberty Global, the General Counsel of Liberty Global or the Chairperson of the Audit Committee of Liberty Global’s Board of Directors. Violations or any concerns or questions about potential violations by any executive officer or director of Liberty Global should be promptly reported to the General Counsel of Liberty Global, the Chairperson of the Audit Committee of Liberty Global or the Chief Executive Officer of Liberty Global.
Reports of ethical violations will be kept confidential to the extent possible, consistent with the Company’s need to investigate and take action regarding the matter. Employees are also expected to keep information regarding such matters confidential and understand that they are expected to fully cooperate with any such investigation.
No Retaliation
The Company will not permit retaliation against any employee who, in good faith, seeks advice concerning, or who reports or complains of violations of, this Code or other illegal or unethical conduct. If, however, an employee makes a false report of a violation or of questionable behavior for the purpose of harming another person, the reporting employee will be subject to disciplinary action.
Amendment, Modification and Waiver
This Code may be amended, modified or waived by the Board of Directors of Liberty Global. Any waiver of the Code for directors or executive officers of Liberty Global will be promptly disclosed to the public if required by and in accordance with applicable legal requirements.
Conclusion
Each employee is responsible for safeguarding and promoting the Company’s ethics and business reputation. Of course, doing the right thing is not always easy. Many situations will involve subtleties and complexities that lead to difficult choices. When in doubt, take a step back to ask yourself whether the situation feels right, and consider whether you feel confident that your actions would withstand scrutiny. If necessary, take another careful look at this Code for guidance and seek advice from a supervisor or other colleague. Your actions should not have even the appearance of impropriety. You should be able to feel comfortable that your actions would not embarrass yourself, your colleagues or the Company’s stockholders should it turn out that your conduct becomes “front page” news.
Any employee who ignores or violates any provision of this Code, and any manager who penalizes a subordinate for trying to follow this Code, will be subject to appropriate disciplinary action consistent with relevant laws and regulations. Simply put, the Company seeks to employ people who believe that honest and ethical behavior is not only good business, but also the right thing to do personally.
This Code is posted to the Company’s website at www.lgi.com http://www.lgi.com/. Liberty Global, Inc. reserves the right to amend or cancel this Policy at any time.